    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 6, 2002.
                                                 REGISTRATION NO. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            ATRIX LABORATORIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                    84-1043826
      (STATE OR OTHER JURISDICTION                        (I.R.S. EMPLOYER
    OF INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NUMBER)


                               2579 MIDPOINT DRIVE
                          FORT COLLINS, COLORADO 80525
                                 (970) 482-5868
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                      INCLUDING AREA CODE, OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

                                BRIAN G. RICHMOND
                 CHIEF FINANCIAL OFFICER AND ASSISTANT SECRETARY
                            ATRIX LABORATORIES, INC.
                               2579 MIDPOINT DRIVE
                          FORT COLLINS, COLORADO 80525
                                 (970) 482-5868
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                               BRIAN V. CAID, ESQ.
                              JULIE A. HERZOG, ESQ.
                             MORRISON & FOERSTER LLP
                       370 SEVENTEENTH STREET, SUITE 5200
                             DENVER, COLORADO 80202
                                 (303) 592-1500

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                                          PROPOSED MAXIMUM    PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF SECURITIES             AMOUNT TO BE       OFFERING PRICE        AGGREGATE           AMOUNT OF
                  TO BE REGISTERED                       REGISTERED         PER SHARE(1)     OFFERING PRICE(1)    REGISTRATION FEE
---------------------------------------------------- ------------------- ------------------- ------------------- ------------------
      Common Stock, $0.001 par value per share(2)          13,649             $22.595           $308,399.16            $28.37

================================================================================

     (1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based on the average of the high and low selling prices per share of the registrant's common stock on February 1, 2002 as reported on The Nasdaq National Market.

     (2) Each share of common stock includes a right to purchase one one-hundredth of a share of Series A Preferred Stock pursuant to a Rights Agreement between the registrant and American Stock Transfer & Trust Company, as rights agent.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



PROSPECTUS

                  SUBJECT TO COMPLETION, DATED FEBRUARY 6, 2002



                               UP TO 13,649 SHARES



                            ATRIX LABORATORIES, INC.



                                  COMMON STOCK


         Ferghana Partners Inc., the selling stockholder, is selling up to 13,649 shares of our common stock, all of which are issuable upon the exercise of a warrant issued to the selling stockholder. We will receive proceeds upon the exercise of the warrant. We will not receive any proceeds from the sale of shares offered by the selling stockholder.

         Our common stock is quoted on the Nasdaq National Market under the symbol "ATRX." On February 1, 2002, the last reported sale price of our common stock was $22.99 per share.

                                   ----------

         INVESTING IN OUR SECURITIES INVOLVES RISKS. BEFORE BUYING OUR SECURITIES, YOU SHOULD REFER TO THE RISK FACTORS INCLUDED IN THIS PROSPECTUS BEGINNING ON PAGE 1.

                                   ----------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                               February ___, 2002

                                TABLE OF CONTENTS

Risk Factors.............................................................................................1

Forward Looking Statements...............................................................................9

Atrix Laboratories, Inc..................................................................................9

Use of Proceeds.........................................................................................10

Selling Stockholder.....................................................................................10

Plan of Distribution....................................................................................11

Legal Matters...........................................................................................14

Experts.................................................................................................14

Where You Can Find More Information.....................................................................14

Incorporation of Documents by Reference.................................................................15

                                   ----------


         YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE WILL NOT MAKE AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER AND SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS, AS WELL AS INFORMATION WE PREVIOUSLY FILED WITH THE SEC AND INCORPORATED BY REFERENCE, IS ACCURATE AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

                                  RISK FACTORS

         You should carefully consider the following risk factors and the other information contained or incorporated by reference in this prospectus before purchasing shares of our common stock. Investing in our common stock involves a high degree of risk. If any of the events described in the following risk factors occur, our business and financial condition could be seriously harmed. In addition, the trading price of our common stock could decline due to the occurrence of any of such events, and you may lose all or part of your investment.


WE HAVE A HISTORY OF OPERATING LOSSES AND ANTICIPATE FUTURE LOSSES.

         Since our inception, our focus has been to invest significant time and money into research and development of new and innovative products. Because of our time and financial commitments to these new products, we have operated at a loss for four of the previous five years. Furthermore, our research and development activities may result in additional operating losses for the foreseeable future. We cannot assure you that any particular product will ever be approved or achieve market penetration.

         To support our research and development of certain product candidates, we may rely on agreements with collaborators, licensors or others that provide financial and clinical support. If any of these agreements were terminated or substantially modified, we may incur additional losses. In addition, our ability to achieve profitability will depend on our ability to obtain regulatory approval and successful commercialization of our products. We cannot assure you that we will be able to achieve revenue growth or profitability.


WE MUST OBTAIN DOMESTIC AND FOREIGN REGULATORY APPROVAL OF OUR PRODUCT CANDIDATES, WHICH REQUIRES A SIGNIFICANT AMOUNT OF TIME AND MONEY.

         We must obtain approval from the United States Food and Drug Administration, or FDA, to manufacture and market pharmaceutical products in the United States. Other countries have similar requirements. The process that pharmaceutical products must undergo to get this approval includes preclinical testing and clinical trials to demonstrate safety and efficacy, and the process is expensive and time consuming.

         FDA approval can be delayed, limited or denied for many reasons, including:

         o        a product candidate may be found to be unsafe or ineffective,

         o the FDA may interpret data from preclinical testing and clinical trials differently and less favorably than the way we interpret it,

         o the FDA might not approve our manufacturing processes or facilities,

         o the FDA may change its approval policies or adopt new regulations that may negatively affect or delay our ability to bring a product to market, and

         o a product candidate may not be approved for all the indications we requested and thus our markets may be limited.

         In addition, the process of obtaining approvals in foreign countries is also subject to delay and failure for similar reasons. Any delay in, or failure to receive, approval will have a material adverse effect on our business and financial condition.

         We are also required to comply with the FDA's current Good Manufacturing Practice, or GMP, regulations. GMP regulations include requirements relating to quality control, quality assurance and maintenance of records and documentation. Manufacturing facilities are subject to inspection by the FDA and must be approved before we can use them in the commercial manufacturing of our products. If we or our contract manufacturers are unable to comply with the applicable GMP requirements and other FDA regulatory requirements, our business may be harmed.

CLINICAL TRIALS ARE EXPENSIVE AND THEIR OUTCOME IS UNCERTAIN.

         Before obtaining regulatory approvals for the commercial sale of any products, we or our partners must demonstrate through preclinical testing and clinical trials that our product candidates are safe and effective for use in humans. Some of our product candidates are in the early stage of development. We spend and will continue to spend a significant amount of financial resources conducting preclinical testing and clinical trials.

         Completion of clinical trials may take several years or more and the length of time can vary substantially. Our initiation and rate of completion of clinical trials may be delayed by many factors, including:

         o        our inability to recruit patients at a sufficient rate,

         o the failure of clinical trials to demonstrate a product candidate's efficacy,

         o        our inability to follow patients adequately after treatment,

         o        our inability to predict unforeseen safety issues,

         o our inability to manufacture sufficient quantities of materials for clinical trials,

         o the potential for unforeseen governmental or regulatory delays,

         o        lack of sufficient financial resources, and

         o inability to satisfy FDA requirements which may result in the clinical trials being repeated.

         In addition, the results from preclinical testing and early clinical trials do not always predict results of later clinical trials. A number of new drugs have shown encouraging results in early clinical trials, but subsequently failed to establish sufficient safety and efficacy data to obtain necessary regulatory approvals. If a product candidate fails to demonstrate safety and efficacy in clinical trials, this failure may delay development of other product candidates and hinder our ability to conduct related preclinical testing and clinical trials. As a result of these failures, we may also be unable to find additional collaborators or to obtain additional financing. Our business and financial condition may be materially adversely affected by any delays in, or termination of, our clinical trials.

         Furthermore, to market our products outside the United States, our products are subject to additional clinical trials and approvals even though the products have been approved in the United States. To meet any additional requirements that might be imposed by foreign governments, we may incur additional costs that will inhibit our profitability. If the approvals are not obtained or will be too expensive to obtain, foreign distribution may not be feasible, which could harm our business.


OUR FUTURE PROFITABILITY DEPENDS ON THE DEVELOPMENT OF NEW PRODUCTS.

         We currently have a variety of new products in various stages of research and development and are working on possible improvements, extensions or reformulations of some existing products. These research and development activities, as well as the clinical testing and regulatory approval process, which must be completed before commercial quantities of these products can be sold, will require significant commitments of personnel and financial resources. Delays in the research, development, testing and approval processes will cause a corresponding delay in revenue generation from those products. Regardless of whether they are ever released to the market, the expense of such processes will have already been incurred.

         We reevaluate our research and development efforts regularly to assess whether our efforts to develop a particular product or technology are progressing at the rate that justifies our continued expenditures. On the basis of these reevaluations, we have abandoned in the past, and may abandon in the future, our efforts on a particular product or technology. We cannot assure you that any product we are researching or developing will ever be successfully released to the market. If we fail to take a product or technology from the development stage to market on a timely basis, we may incur significant expenses without a near-term financial return.


WE RELY HEAVILY ON OUR RELATIONSHIPS WITH OUR COLLABORATORS, AND IF WE FAIL TO MAINTAIN SUCH RELATIONSHIPS, IF THE COLLABORATORS DO NOT PERFORM SATISFACTORILY OR IF DISPUTES ARISE BETWEEN US AND A COLLABORATOR, OUR BUSINESS COULD BE HARMED.

         We form strategic relationships with collaborators to help us develop, commercialize and market many of our products. Our arrangements with collaborators are critical to commercializing our products. Although some of our revenues are obtained from strategic partners' research and development payments and upon achievement of certain milestones and sales from certain of our products that we market directly, we expect that most of our future revenues will be obtained from royalty payments from sales or a percentage of profits of products licensed to our collaborators. We cannot assure you that these relationships will continue or that our collaborators will perform satisfactorily. Failure to make or maintain these arrangements or form new arrangements or a delay in a collaborator's performance could adversely affect our business and financial condition.

         Disputes may arise between us and a collaborator. Such a dispute could delay the program on which we are working with the collaborator. It could also result in expensive arbitration or litigation, which may not be resolved in our favor. In addition, our collaborators could merge with or be acquired by another company or experience financial or other setbacks unrelated to our collaboration that could, nevertheless, adversely affect us.


WE HAVE LIMITED EXPERIENCE IN SELLING AND MARKETING OUR PRODUCTS.

         We have limited experience in marketing and selling our products. To achieve commercial success for any products, we must either develop a marketing and sales force or contract with another party, including collaborators, to perform these services for us. In either case, we will be competing with companies that have experienced and well-funded marketing and sales operations. To the extent we undertake to market or co-market our own products, we will require additional expenditures and management resources. We cannot assure you that we will be successful in developing a marketing and sales force or in contracting with a third party on acceptable terms to sell our products.


IF THERE IS NO MARKET ACCEPTANCE OF OUR PRODUCTS, OUR REVENUES WILL BE REDUCED.

         Our products may not gain market acceptance among physicians, patients, third-party payors and the medical community. The degree of market acceptance of any of our products or product candidates will depend on a number of factors, including:

         o        demonstration of their clinical efficacy and safety,

         o        their cost-effectiveness,

         o their potential advantage over alternative existing and newly developed treatment methods,

         o        the marketing and distribution support they receive, and

         o        reimbursement policies of government and third-party payors.

         Our products and product candidates, if successfully developed, will compete with a number of drugs and therapies currently manufactured and marketed by major pharmaceutical and other biotechnology companies. Our products may also compete with new products currently under development by others or with products which may cost less than our products. Physicians, patients, third-party payors and the medical community may not accept or utilize our products. If our products do not achieve significant market acceptance, our business and financial condition will be materially adversely affected.

WE CONDUCT OPERATIONS IN FOREIGN COUNTRIES WHICH ARE SUBJECT TO RISKS AND OUR PLANS FOR INTERNATIONAL EXPANSION MAY NOT SUCCEED, WHICH WOULD HARM OUR REVENUES AND PROFITABILITY.

         We conduct operations in foreign countries which are subject to certain risks. In addition, one of our strategies for increasing our revenues depends on expansion into international markets. Our international operations may not succeed for a number of reasons, including:

         o        difficulties in managing foreign operations,

         o fluctuations in currency exchange rates or imposition of currency exchange controls,

         o        competition from local and foreign-based companies,

         o issues relating to uncertainties of laws and enforcement relating to the protection of intellectual property,

         o unexpected changes in trading policies and regulatory requirements,

         o        duties and taxation issues,

         o        language and cultural differences,

         o        general political and economic trends, and

         o expropriation of assets, including bank accounts, intellectual property and physical assets by foreign governments.

         Accordingly, we may not be able to successfully execute our business plan in foreign markets. If we are unable to achieve anticipated levels of revenues from our international operations, our revenues and profitability will decline.


OUR INABILITY TO PROTECT OUR INTELLECTUAL PROPERTY AND DEFEND OURSELVES FROM INTELLECTUAL PROPERTY SUITS COULD HARM OUR COMPETITIVE POSITION AND OUR FINANCIAL PERFORMANCE.

         We rely heavily on our proprietary information in developing and manufacturing our products. We attempt to protect our intellectual property rights through patents, trade secrets and other measures. Despite our efforts to protect our proprietary rights from unauthorized use or disclosure, parties, including former employees or consultants of ours, may attempt to disclose, obtain or use our proprietary information or technologies. The steps we have taken may not prevent misappropriation of our proprietary information and technologies, particularly in foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States. Unauthorized disclosure of our proprietary information could harm our competitive position.

         Intellectual property claims brought against us, regardless of their merit, could result in costly litigation and the diversion of our financial resources and technical and management personnel. Further, if such claims are proven valid, through litigation or otherwise, we may be required to change our trademarks and pay financial damages, which could harm our profitability and financial performance.


IF WE ENGAGE IN ACQUISITIONS, WE WILL INCUR A VARIETY OF COSTS, AND WE MAY NOT BE ABLE TO REALIZE THE ANTICIPATED BENEFITS.

         From time to time, we engage in preliminary discussions with third parties concerning potential acquisitions of products, technologies and businesses. Although there are currently no commitments or agreements with respect to any acquisitions, in the future, we may pursue acquisitions of additional products, technologies or businesses. Acquisitions involve a number of risks, including:

         o difficulties in and costs associated with the assimilation of the operations, technologies, personnel and products of the acquired companies,

         o assumption of known or unknown liabilities or other unanticipated events or circumstances,

         o risks of entering markets in which we have limited or no experience, and

         o        potential loss of key employees.

         Any of these risks could harm our ability to achieve levels of profitability of acquired operations or to realize other anticipated benefits of an acquisition.


WE MAY SEEK TO RAISE ADDITIONAL FUNDS, AND ADDITIONAL FUNDING MAY BE DILUTIVE TO STOCKHOLDERS OR IMPOSE OPERATIONAL RESTRICTIONS.

         Any additional equity financing may be dilutive to our stockholders and debt financing, if available, may involve restrictive covenants, which may limit our operating flexibility with respect to certain business matters. If additional funds are raised through the issuance of equity securities, the percentage ownership of our stockholders will be reduced. These stockholders may experience additional dilution in net book value per share and any additional equity securities may have rights, preferences and privileges senior to those of the holders of our common stock.


OUR FUTURE PERFORMANCE DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN KEY
PERSONNEL.

         Our success depends in part on our ability to attract and retain highly qualified management and scientific personnel. Competition for personnel in our industry is intense. The loss of key employees or the inability to attract key employees could limit our ability to develop new products and result in lost sales and diversion of management.

WE ARE SUBJECT TO ENVIRONMENTAL COMPLIANCE RISKS.

         Our research, development and manufacturing involves the controlled use of hazardous biological, chemical and radioactive materials. We are also subject to federal, state and local government regulation in the conduct of our business, including regulations on employee safety and our handling and disposal of hazardous and radioactive materials. Any new regulation or change to an existing regulation could require us to implement costly capital or operating improvements for which we have not budgeted. We cannot assure you that these regulations will remain the same or that we will be able to maintain compliance with these regulations.


OUR INDUSTRY IS CHARACTERIZED BY INTENSE COMPETITION AND RAPID TECHNOLOGICAL CHANGE, WHICH MAY LIMIT OUR COMMERCIAL OPPORTUNITIES, RENDER OUR PRODUCTS OBSOLETE AND REDUCE OUR REVENUES.

         The pharmaceutical and biotechnology industries are highly competitive. We face intense competition from academic institutions, government agencies, research institutions and other biotechnology and pharmaceutical companies, including other drug delivery companies. Some of these competitors are also our collaborators. These competitors are working to develop and market other drug delivery systems, vaccines, antibody therapies and other methods of preventing or reducing disease, and new small-molecule and other classes of drugs that can be used without a drug delivery system.

         Many of our competitors have much greater capital resources, manufacturing and marketing experience, research and development resources and production facilities than we do. Many of them also have much more experience than we do in preclinical testing and clinical trials of new drugs and in obtaining FDA and foreign approvals. In addition, they may succeed in obtaining patents that would make it difficult or impossible for us to compete with their products.

         Because major technological changes can happen quickly in the biotechnology and pharmaceutical industries, the development by competitors of technologically improved or different products may make our product candidates obsolete or noncompetitive.


IF THIRD-PARTY PAYORS WILL NOT PROVIDE COVERAGE OR REIMBURSE PATIENTS FOR THE USE OF OUR PRODUCTS, OUR REVENUES AND PROFITABILITY WILL SUFFER.

         The commercial success of our products is substantially dependent on whether third-party reimbursement is available for the use of our products by the medical profession. Medicare, Medicaid, health maintenance organizations and other third-party payors may not authorize or otherwise budget for the reimbursement of our products. In addition, they may not view our products as cost-effective and reimbursement may not be available to consumers or may not be sufficient to allow our products to be marketed on a competitive basis. Likewise, legislative proposals to reform health care or reduce government programs could result in lower prices for or rejection of our products. Changes in reimbursement policies or health care cost containment initiatives that limit or restrict reimbursement for our products may cause our revenues to decline.


IF PRODUCT LIABILITY LAWSUITS ARE BROUGHT AGAINST US, WE MAY INCUR SUBSTANTIAL COSTS.

         Our industry faces an inherent risk of product liability claims from allegations that our products resulted in adverse effects to the patient and others. These risks exist even with respect to those products that are approved for commercial sale by the FDA and manufactured in facilities licensed and regulated by the FDA. Our insurance may not provide adequate coverage against potential product liability claims or losses. In addition, we cannot assure you that our current coverage will continue to be available in the future on reasonable terms, if at all. Even if we are ultimately successful in product liability litigation, the litigation would consume substantial amounts of our financial and managerial resources and may create adverse publicity, all of which would impair our ability to generate sales. If we were found liable for any product liability claims in excess of our insurance coverage or outside our coverage, the cost and expense of such liability could severely damage our business and profitability.


A VARIETY OF FACTORS MAY CAUSE THE PRICE OF OUR STOCK TO BE VOLATILE.

         Our stock price may fluctuate due to a variety of factors, including:

         o announcements of developments related to our business or our competitors' businesses,

         o        fluctuations in our operating results,

         o        sales of our common stock in the marketplace,

         o        failure to meet, or changes in, analysts' expectations,

         o general conditions in the biotechnology and pharmaceutical industries or the worldwide economy,

         o announcements of innovations, new products or product enhancements by us or by our competitors,

         o developments in patents or other intellectual property rights or any litigation relating to these rights, and

         o developments in our relationships with our customers, suppliers and collaborators.

         In recent years, our stock, the stock of other pharmaceutical and biotechnology companies and the stock market in general have experienced extreme price fluctuations, which have been unrelated to the operating performance of the affected companies. We cannot assure you that the market price of our common stock will not continue to experience significant fluctuations in the future, including fluctuations that are unrelated to our performance.

ANTI-TAKEOVER PROVISIONS AND OUR RIGHT TO ISSUE PREFERRED STOCK COULD MAKE A THIRD-PARTY ACQUISITION DIFFICULT.

Our certificate of incorporation and bylaws and anti-takeover provisions of Delaware law could make it difficult for a third party to acquire control of us, even if a change in control would be beneficial to stockholders. Our certificate of incorporation provides that our board of directors may issue, without stockholder approval, preferred stock having such voting rights, preferences and special rights as the board of directors may determine. Our certificate of incorporation and bylaws also provide for a classified board, with board members serving staggered three-year terms. In addition, we have a stockholder rights plan, which entitles existing stockholders to rights, including the right to purchase shares of preferred stock, in the event of an acquisition of 15% or more of our outstanding common stock, or an unsolicited tender offer for such shares. These provisions of Delaware law, our certificate of incorporation and bylaws, and our stockholders rights plan may make it difficult for a third party to acquire us.

                           FORWARD LOOKING STATEMENTS

         This prospectus and documents incorporated by reference in this prospectus contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that address, among other things, our strategy, the anticipated development of our products, our projected capital expenditures and liquidity, our development of additional revenue sources, our development and expansion in international markets, and market acceptance of our products. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe harbor provisions. We have based these forward-looking statements on our current expectations and projections about future events. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in "Risk Factors" and elsewhere in this prospectus.

         We use words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "should," "likely," "potential," "seek" and variations of these words and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this prospectus. Except as required by law, we do not undertake any obligation to update these statements or publicly release the result of any revision to the forward-looking statements that we may make to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                            ATRIX LABORATORIES, INC.

         We were formed in August 1986 as a Delaware corporation. In November 1998, we acquired ViroTex Corporation through the merger of our wholly owned subsidiary, Atrix

Acquisition Corporation, with and into ViroTex. In June 1999, our wholly owned registered subsidiary Atrix Laboratories Limited, which is based in London, England, was organized to conduct our international operations. In February 2000, our wholly owned registered subsidiary Atrix Laboratories GmbH, based in Frankfurt, Germany, was organized to conduct our European operations.

         We are engaged primarily in the research, development and commercialization of a broad range of medical, dental, and veterinary products based on our proprietary drug delivery systems. With the acquisition of ViroTex, we have a broad-based platform of drug delivery technologies that provides for parenteral, transmucosal and topical delivery. These patented technologies have capabilities of delivering small organic molecules, peptides, proteins, vaccines and natural products.

         Unless the context indicates otherwise, the terms "we," "our," "us" and "Atrix" are used in this prospectus for purposes of convenience and are intended to refer to Atrix Laboratories, Inc. and its subsidiaries. Our principal executive offices are located at 2579 Midpoint Drive, Fort Collins, Colorado, our telephone number is (970) 482-5868, and our facsimile number is (970) 482-1152. We maintain a website at http://www.atrixlabs.com. The reference to our website does not constitute incorporation by reference of the information contained at the site.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of shares by the selling stockholder. The aggregate exercise price for the warrant is $180,030.31, subject to adjustment. If the selling stockholder exercises the warrant, any exercise proceeds we receive will be used for working capital.

                               SELLING STOCKHOLDER

         The selling stockholder, Ferghana Partners Inc., may sell an aggregate of up to 13,649 shares of our common stock pursuant to this prospectus. All of these shares are issuable upon the exercise of a currently outstanding warrant to purchase common stock held by the selling stockholder.

         As of February 1, 2002, the selling stockholder beneficially owns 13,649 shares of our common stock. Based on 20,091,691 shares of our common stock outstanding as of February 1, 2002, the selling stockholder will beneficially own less than 1% of our outstanding common stock both prior to and after completion of the offering. We have engaged the selling stockholder to assist us in identifying appropriate counterparties and consummating corporate partnering arrangements (principally out-licensing) involving our products and technology, including our Bioerodible Mucoadhesive (BEMA(TM)) technology and its application to therapeutic drugs for the treatment of migraines and nausea, and identifying and executing acquisitions by us of one or more drug delivery or other companies, products or technologies. We issued the warrant to the selling stockholder in connection with such engagement. Except as described in the two preceding sentences, the selling stockholder does not have, and within the past three years has not had, any position, office or other material relationship with us or any of our predecessors or affiliates. The information in this section of the prospectus regarding share ownership by the selling stockholder and material relationships of the selling stockholder is based on our records and on information provided to us as of February 1, 2002 by our transfer agent and by the selling stockholder. We determined beneficial ownership according to Rule 13d-3 of the Securities Exchange Act as of that date.

         The selling stockholder may from time to time offer and sell any or all of its shares that are registered under this prospectus. Because the selling stockholder is not obligated to sell its shares, and because the selling stockholder may also acquire publicly traded shares of our common stock, we cannot estimate how many shares the selling stockholder will own after this offering. We may update, amend or supplement this prospectus from time to time to update the disclosure in this section.

                              PLAN OF DISTRIBUTION

         The selling stockholder may offer and sell its shares with this prospectus. We will not receive any of the proceeds of the sales of these shares. Offers and sales of shares made with this prospectus must comply with the terms of the warrant to purchase such shares. However, the selling stockholder may resell all or a portion of its shares without this prospectus in open market transactions in reliance upon available exemptions under the Securities Act, if any, provided they meet the criteria and conform to the requirements of one of these exemptions.

WHO MAY SELL AND APPLICABLE RESTRICTIONS

         The selling stockholder may offer and sell shares with this prospectus directly to purchasers. The selling stockholder may donate, pledge or otherwise transfer its shares to any person so long as the transfer complies with applicable securities laws and the warrant to purchase such shares. As a result, donees, pledgees, transferees and other successors in interest that receive such shares as a gift, distribution or other non-sale related transfer may offer shares of common stock under this prospectus.

         The selling stockholder may from time to time offer shares through brokers, dealers or agents. Brokers, dealers, agents or underwriters participating in transactions may receive compensation in the form of discounts, concessions or commissions from the selling stockholder (and, if they act as agent for the purchaser of the shares, from that purchaser). The discounts, concessions or commissions may be in excess of those customary in the type of transaction involved. Any brokerage commissions and similar selling expenses attributable to the sale of shares covered by this prospectus will be borne by the selling stockholder. In order to comply with some state securities laws, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers.

         The selling stockholder and any brokers, dealers or agents who participate in the distribution of the shares may be deemed to be underwriters, and any profits on the sale of shares by them and any discounts, commissions or concessions received by any broker, dealer or agent may be deemed underwriting discounts and commissions under the Securities Act. The selling stockholder has advised us that, as of the date of this prospectus, it has not entered into any plan, arrangement or understanding with a broker, dealer or underwriter regarding sales of shares with this prospectus.

PROSPECTUS DELIVERY

         A prospectus supplement or a post-effective amendment may be filed with the Securities and Exchange Commission to disclose additional information with respect to the distribution of the shares. In particular, if we receive notice from the selling stockholder that a donee, pledgee, transferee or other successor intends to sell more than 500 shares of our common stock, or that a selling stockholder has entered into a material arrangement with an underwriter or broker-dealer for the sale of shares covered by this prospectus, then to the extent required we will file a supplement to this prospectus.

MANNER OF SALES

         The selling stockholder will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Sales may be made over the Nasdaq National Market, the over-the-counter market, or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale. The shares may be sold at then prevailing market prices, at prices related to prevailing market prices, at fixed prices or at other negotiated prices.

         The shares may be sold according to one or more of the following methods:

         o a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker or dealer as principal and resale by the broker or dealer for its account as allowed under this prospectus;

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         o pledges of shares to a broker-dealer or other person, who may, in the event of default, purchase or sell the pledged shares;

         o        an exchange distribution under the rules of the exchange;

         o face-to-face transactions between sellers and purchasers without a broker-dealer;

         o        through the writing of options; and

         o        any other method permitted pursuant to applicable law.

         In addition, selling stockholder may generally enter into option, derivative or hedging transactions with respect to the shares, and any related offers or sales of shares may be made under this prospectus. The selling stockholder may, for example:

         o enter into transactions involving short sales of the shares by broker-dealers in the course of hedging the positions they assume with the selling stockholder;

         o sell shares short themselves and deliver the shares registered hereby to settle such short sales or to close out stock loans incurred in connection with their short positions;

         o write call options, put options or other derivative instruments (including exchange-traded options or privately negotiated options) with respect to the shares, or which they settle through delivery of the shares;

         o enter into option transactions or other types of transactions that require the selling stockholder to deliver shares to a broker, dealer or other financial institution, who may then resell or transfer the shares under this prospectus; or

         o loan or pledge the shares to a broker, dealer or other financial institution, who may sell the loaned shares.

         These option, derivative and hedging transactions may require the delivery to a broker, dealer or other financial institution of shares offered under this prospectus, and that broker, dealer or other financial institution may resell those shares under this prospectus.

         If a material arrangement with any broker-dealer or other agent is entered into for the sale of any shares of common stock through a block trade, special offering, exchange distribution, secondary distribution, or a purchase by a broker or dealer, a prospectus supplement will be filed, if necessary, pursuant to Rule 424(b) under the Securities Act disclosing the material terms and conditions of these arrangements.

         Under the Securities Exchange Act of 1934, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market-making activities with respect to common stock for five business days prior to the start of the distribution. In addition, the selling stockholder and any other person participating in a distribution will be subject to the Exchange Act, which may limit the timing of purchases and sales of common stock by the selling stockholder or any other person.

INDEMNIFICATION

         The selling stockholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against some liabilities, including liabilities arising under the Securities Act.

                                  LEGAL MATTERS

         The validity of the common stock offered by this prospectus will be passed upon for us by Morrison & Foerster LLP. As of the date of this prospectus, members of Morrison & Foerster LLP beneficially owned 1,257 shares of our common stock and held options to acquire an additional 28,700 shares of our common stock. Warren L. Troupe, one of our directors, is a partner at Morrison & Foerster LLP. Any underwriters will be advised about other issues relating to any offering by their own legal counsel named in the applicable prospectus supplement.

                                     EXPERTS

         The consolidated financial statements as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, incorporated by reference herein (which reports express an unqualified opinion and include an explanatory paragraph referring to a change in accounting principle), and have been so incorporated by reference herein in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         The financial statements of Transmucosal Technologies, Ltd. incorporated by reference in this prospectus from our Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by KPMG, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference rooms at the following addresses:

          450 Fifth Street, N.W.                  500 West Madison Street
                 Room 1024                                Suite 1400
           Washington, DC 20549                   Chicago, Illinois 60661

         Please call the SEC at 1-800-SEC-0330 for more information about their public reference rooms and their copy charges. Our SEC filings and other information concerning us are also available at The Nasdaq Stock Market, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

         The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus. This prospectus does not include all the information in the registration statement and documents incorporated by reference. You should refer to the documents and to the exhibits to the registration statement for a more complete understanding of the matter involved.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         We are incorporating by reference the following documents that we have previously filed with the SEC:

         1. Our Annual Report on Form 10-K for the year ended December 31, 2000, and Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 0-18231).

         2. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 (File No. 0-18231).

         3. Our Current Report on Form 8-K dated January 24, 2002, filed with the SEC on February 5, 2002 (File No. 0-18231).

         4. Our Current Report on Form 8-K dated December 7, 2001, filed with the SEC on December 10, 2001 (File No. 0-18231).

         5. Our Current Report on Form 8-K dated November 16, 2001, filed with the SEC on November 27, 2001 (File No. 0-18231).

         6. Our Current Report on Form 8-K dated October 15, 2001, filed with the SEC on October 17, 2001 (File No. 0-18231).

         7. Our Current Report on Form 8-K dated August 24, 2001, filed with the SEC on August 27, 2001 (File No. 0-18231).

         8. Our Current Report on Form 8-K dated August 8, 2001, filed with the SEC on August 10, 2001 (File No. 0-18231).

         9. Our Current Report on Form 8-K dated April 4, 2001, filed with the SEC on June 20, 2001 (File No. 0-18231).

        10. Our Current Report on Form 8-K dated April 20, 2001, filed with the SEC on April 24, 2001 (File No. 0-18231).

        11. Our Current Report on Form 8-K dated December 29, 2000, filed with the SEC on February 23, 2001 (File No. 0-18231).

        12. Our Current Report on Form 8-K dated December 29, 2000, filed with the SEC on January 9, 2001 (File No. 0-18231).

         13. The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 12, 1990, including any amendments or reports filed with the SEC for the purpose of updating such description.

         14. The description of our Series A Preferred Stock Purchase Rights contained in our Registration Statement on Form 8-A, filed with the SEC on October 1, 1998, as amended by Amendment No. 1 thereto on Form 8-A/A, filed with the SEC on November 27, 2001, and any amendments or reports filed with the SEC for the purpose of updating such description.

         We are also incorporating by reference any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus. In no event, however, will any of the information that we disclose under Item 9 of any Current Report on Form 8-K that we may from time to time file with the SEC be incorporated by reference into, or otherwise included in, this prospectus.

         We will furnish you without charge, on written or oral request, a copy of any or all of the documents incorporated by reference. You should direct any requests for documents to our Corporate Secretary, Atrix Laboratories, Inc., 2579 Midpoint Drive, Fort Collins, Colorado 80524, telephone number (970) 482-5868. We maintain a website at http://www.atrixlabs.com. The reference to our website does not constitute incorporation by reference of the information contained at the site.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities being registered, for which the selling stockholder has agreed to reimburse us, are as follows:

         Securities Act Registration Fee....................         $          28.37
         Printing and Engraving Expenses....................                 1,000.00*
         Legal Fees and Expenses............................                25,000.00*
         Accounting Fees and Expenses.......................                 3,000.00*
         Miscellaneous......................................                   971.63*
                                                                     -----------------

                  Total.....................................         $      30,000.00*
                                                                      ================


* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, provides that directors and officers of Delaware corporations may, under certain circumstances, be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors and officers may also be indemnified against expenses (including attorneys' fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

         The Registrant has implemented such indemnification provisions in its Amended and Restated Certificate of Incorporation and Bylaws which provide that officers and directors shall be entitled to be indemnified by the Registrant to the fullest extent permitted by law against all expenses, liabilities and loss including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred in connection with any action, suit or proceeding by reason of the fact that he or she is or was an officer or director of the Registrant.

         The above discussion of the Registrant's Amended and Restated Certificate of Incorporation and Bylaws and of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation, Bylaws and statutes.

         Pursuant to Section 145(g) of the DGCL the Registrant maintains insurance on behalf of the directors and officers serving at the request of the Registrant.

         The Registration Rights Agreement relating to the 7% Convertible Subordinated Notes due 2004 provides for indemnification by each of the initial purchasers specified therein, their successors, assigns and direct and indirect transferees, in specified circumstances, of the Registrant, the other initial purchasers and other selling holders, and each of their respective directors, officers, partners, employees, representatives, agents and controlling parties, and by the Registrant of the initial purchasers specified therein, their successors, assigns and direct and indirect transferees, each of their respective directors, officers, partners, employees, representatives, agents and underwriters, officers and directors of the underwriters, and each person, if any, controlling any such initial purchaser, transferee, underwriter or holder, in specified circumstances, for certain liabilities arising under the Securities Act or otherwise.

ITEM 16. EXHIBITS.


 EXHIBIT NO.           DESCRIPTION
 -----------           -----------
      2.1 Agreement and Plan of Reorganization dated November 24, 1998 by and among Atrix Laboratories, Inc., Atrix Acquisition Corporation and ViroTex Corporation (1)

      2.2 Certificate of Merger of Atrix Acquisition Corporation into ViroTex Corporation dated November 24, 1998 (1)

      4.1         Amended and Restated Certificate of Incorporation (2)

      4.2 Certificate of Amendment to Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on June 1, 2001 (3)

      4.3         Eighth Amended and Restated Bylaws (4)

      4.4         Form of Common Stock Certificate (5)

      4.5 Indenture, dated November 15, 1997, by and among the Company and State Street Bank and Trust Company of California, N.A., as trustee thereunder (6)

      4.6         Form of Note (included in Indenture, see Exhibit 4.5)

      4.7 Amended and Restated Rights Agreement dated as of November 16, 2001 between the Company and American Stock Transfer & Trust Company, as Rights Agent (including form of Right Certificate, as Exhibit A, and the form of Summary of Rights, as Exhibit B)
                  (7)

      4.8 Warrant to purchase 6,750 shares of Atrix Common Stock issued to Gulfstar Investments, Limited (2)

      4.9 Registration Rights Agreement, dated as of November 15, 1997, by and among the Company and NationsBanc Montgomery Securities, Inc. and SBC Warburg Dillon Read, Inc. (6)

      4.10 Certificate of Designation of the Series A Preferred Stock filed with the State of Delaware on September 25, 1998 (8)

      4.11 Certificate of Designation of Preferences and Rights of Series A Convertible Exchangeable Preferred Stock filed with the State of Delaware on July 18, 2000 (9)

      4.12 Company Registration Rights Agreement, dated as of July 18, 2000, by and between the Company and Elan International Services, Ltd., or EIS (9)

      4.13 Warrant, dated as of July 18, 2000, issued by the Company to EIS (9)

      4.14 Convertible Promissory Note, dated as of July 18, 2000, issued by the Company to EIS (9)

      4.15 Warrant, dated as of April 4, 2001, issued by the Company to Ferghana Partners Inc.

      5.1         Opinion of Morrison & Foerster LLP

     23.1         Consent of Deloitte & Touche LLP

     23.2         Consent of KPMG

     23.3         Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

     24.1         Power of Attorney (See page II-7)

(1) Incorporated by reference to Registrant's Current Report on Form 8-K dated November 24, 1998, as filed with the Securities and Exchange Commission.

(2) Incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Commission.

(3) Incorporated by reference to Exhibit 4.2 of Registrant's Pre-Effective Amendment No. 1 to Registration Statement on Form S-3/A, as filed with the Commission on June 5, 2001.

(4) Incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Commission on March 14, 2000.

(5) Incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 as filed with the Commission.

(6) Incorporated by reference to Registrant's Current Report on Form 8-K dated November 6, 1997, as filed with the Commission on December 9, 1997.

(7) Incorporated by reference to Exhibit 4.1 to Registrant's Current Report on Form 8-K dated November 6, 2001, as filed with the Commission on November 27, 2001.

(8) Incorporated by reference to Exhibit 3.1 of Registrant's Registration Statement on Form 8-A, as filed with the Commission on October 1, 1998.

(9) Incorporated by reference to Registrant's Current Report on Form 8-K dated July 18, 2000, as filed with the Commission on August 4, 2000.

ITEM 17. UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in any periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado, on February 4, 2002.

                              ATRIX LABORATORIES, INC.


                              By:    /s/ Brian G. Richmond
                                 -----------------------------------------------
                                 Brian G. Richmond
                                 Chief Financial Officer and Assistant Secretary

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Bethune and Brian G. Richmond, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

             SIGNATURE                             TITLE                                  DATE
------------------------------------    -------------------------------             ----------------
   /s/ David R. Bethune                 Chairman of the Board and Chief
 -----------------------------------    Executive Officer
  David R. Bethune                      (Principal Executive Officer)               February 4, 2002

   /s/ Brian G. Richmond                Chief Financial Officer and Assistant
 -----------------------------------    Secretary (Principal Financial and
  Brian G. Richmond                     Accounting Officer)                         February 4, 2002

   /s/ H. Stuart Campbell               Director                                    February 4, 2002
 -----------------------------------
  H. Stuart Campbell

  /s/ Dr. D. Walter Cohen               Director                                    February 4, 2002
 -----------------------------------
  Dr. D. Walter Cohen

  /s/ Sander A. Flaum                   Director                                    February 4, 2002
 -----------------------------------
  Sander A. Flaum

  /s/ C. Rodney O'Connor                Director                                    February 4, 2002
 -----------------------------------
  C. Rodney O'Connor

  /s/ Nicholas G. Bazan                 Director                                    February 4, 2002
 -----------------------------------
  Nicholas G. Bazan

  /s/ Warren L. Troupe                  Director                                    February 4, 2002
 -----------------------------------
  Warren L. Troupe

  /s/ Dr. George J. Vuturo              Director                                    February 4, 2002
 -----------------------------------
  Dr. George J. Vuturo

                                  EXHIBIT INDEX

 EXHIBIT NO.      DESCRIPTION
 -----------      -----------
      2.1         Agreement and Plan of Reorganization dated November 24, 1998 by and among Atrix Laboratories, Inc., Atrix Acquisition
                  Corporation and ViroTex Corporation (1)

      2.2         Certificate of Merger of Atrix Acquisition Corporation into
                  ViroTex Corporation dated November 24, 1998 (1)

      4.1         Amended and Restated Certificate of Incorporation (2)

      4.2 Certificate of Amendment to Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on June 1, 2001 (3)

      4.3         Eighth Amended and Restated Bylaws (4)

      4.4         Form of Common Stock Certificate (5)

      4.5 Indenture, dated November 15, 1997, by and among the Company and State Street Bank and Trust Company of California, N.A., as trustee thereunder (6)

      4.6         Form of Note (included in Indenture, see Exhibit 4.5)

      4.7         Amended and Restated Rights Agreement dated as of November 16,
                  2001 between the Company and American Stock Transfer & Trust
                  Company, as Rights Agent (including form of Right Certificate, as Exhibit A, and the form of Summary of Rights, as Exhibit B)
                  (7)

      4.8 Warrant to purchase 6,750 shares of Atrix Common Stock issued to Gulfstar Investments, Limited (2)

      4.9 Registration Rights Agreement, dated as of November 15, 1997, by and among the Company and NationsBanc Montgomery
                  Securities, Inc. and SBC Warburg Dillon Read, Inc. (6)

      4.10 Certificate of Designation of the Series A Preferred Stock filed with the State of Delaware on September 25, 1998 (8)

      4.11        Certificate of Designation of Preferences and Rights of Series
                  A Convertible Exchangeable Preferred Stock filed with the
                  State of Delaware on July 18, 2000 (9)

      4.12        Company Registration Rights Agreement, dated as of July 18,
                  2000, by and between the Company and Elan International
                  Services, Ltd., or EIS (9)

      4.13 Warrant, dated as of July 18, 2000, issued by the Company to EIS (9)

      4.14 Convertible Promissory Note, dated as of July 18, 2000, issued by the Company to EIS (9)

      4.15 Warrant, dated as of April 4, 2001, issued by the Company to Ferghana Partners Inc.

      5.1         Opinion of Morrison & Foerster LLP

     23.1         Consent of Deloitte & Touche LLP

     23.2         Consent of KPMG

     23.3         Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

     24.1         Power of Attorney (See page II-7)


(1) Incorporated by reference to Registrant's Current Report on Form 8-K dated November 24, 1998, as filed with the Securities and Exchange Commission.

(2) Incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Commission.

(3) Incorporated by reference to Exhibit 4.2 of Registrant's Pre-Effective Amendment No. 1 to Registration Statement on Form S-3/A, as filed with the Commission on June 5, 2001.

(4) Incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Commission on March 14, 2000.

(5) Incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 as filed with the Commission.

(6) Incorporated by reference to Registrant's Current Report on Form 8-K dated November 6, 1997, as filed with the Commission on December 9, 1997.

(7) Incorporated by reference to Exhibit 4.1 to Registrant's Current Report on Form 8-K dated November 6, 2001, as filed with the Commission on November 27, 2001.

(8) Incorporated by reference to Exhibit 3.1 of Registrant's Registration Statement on Form 8-A, as filed with the Commission on October 1, 1998.

(9) Incorporated by reference to Registrant's Current Report on Form 8-K dated July 18, 2000, as filed with the Commission on August 4, 2000.